UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934 (Amendment No. )

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I.D. Systems, Inc.
(Name of Registrant as Specified in Its Charter)

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I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2017

To the Stockholders of I.D. Systems, Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of I.D. Systems, Inc. (the “Company,” “we,” “our” or “us”) will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Thursday, June 15, 2017, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation;

4.	To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve the Company’s executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on April 24, 2017, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis
Ned Mavrommatis
Corporate Secretary

Dated: April 28, 2017

Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on June 15, 2017. The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available through the Internet at http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

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I.D. SYSTEMS, INC.

123 TICE BOULEVARD

WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

Annual Meeting of Stockholders

June 15, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of I.D. Systems, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Thursday, June 15, 2017, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof.

The Board is sending the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and proxy card, to its stockholders beginning on or about May 5, 2017. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on June 15, 2017

The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available through the Internet at http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 24, 2017, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 14,072,714 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

At least ten (10) days before the Annual Meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any of our stockholders for any purpose germane to the Annual Meeting. The list will be available for inspection during ordinary business hours at our offices at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and will be made available to stockholders present at the Annual Meeting.

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Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) to approve, on an advisory basis, the Company’s executive compensation; (iv) to approve, on an advisory basis, the frequency of future stockholder advisory votes on the Company’s executive compensation; and (v) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; (iv) for every “1 YEAR” with respect to the approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation; and (v) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

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Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes “FOR” the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker non-votes are not considered for the purpose of the election of directors.

The ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm, the advisory (non-binding) proposal to approve the Company’s executive compensation and the advisory (non-binding) proposal on the frequency of future stockholder advisory votes to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, and the approval, on an advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation, also known as a “say on frequency,” are advisory votes mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve these resolutions, they are not actions that require stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to these proposals. These advisory votes are non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory votes into account in making determinations concerning executive compensation and the frequency of such stockholder advisory votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

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Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

●	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

●	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

●	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;

●	by submitting another proxy bearing a later date; or

●	by attending the Annual Meeting and voting in person (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter or “legal proxy” from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Kenneth Brakebill, Michael Brodsky, Michael Casey, Ron Konezny and Chris Wolfe for election as directors of the Company. If elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2018 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Brakebill, Brodsky, Casey, Konezny and Wolfe has consented to being named as a nominee and, if elected, to serve as a director. The Nominating Committee and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of April 24, 2017, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)
DIRECTORS AND DIRECTOR NOMINEES:
Chris Wolfe	59	Chief Executive Officer
Kenneth Brakebill	47	Director
Michael Brodsky	49	Director and Chairman of the Board
Michael Casey	54	Director
Ron Konezny	49	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES:
Michael L. Ehrman	44	Chief Technology Officer
Ned Mavrommatis	46	Chief Financial Officer, Treasurer and Corporate Secretary

Directors and Director Nominees

Chris Wolfe. Mr. Wolfe has served as our Chief Executive Officer since December 2016. Mr. Wolfe previously served as our Chief Product Officer from August 2016 to December 2016 and as a strategy consultant for the Company from February 2016 to July 2016. From 2000 to 2005, Mr. Wolfe served as the President of Qualcomm Wireless Business Solutions, a division of Qualcomm Incorporated, a NASDAQ-listed company which provides wireless communications products and services. After leaving Qualcomm, Mr. Wolfe founded Americans for Energy Independence, a public awareness non-profit organization, which later merged into the Apollo Alliance. Mr. Wolfe has degrees in Data Processing, Business Management and Technical Education from the University of Akron. He has attended Stanford’s Executive Course and several MBA-level accounting and finance courses at Kent State University and Cleveland State.

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Mr. Wolfe’s qualifications to serve on the Board include his years of experience as an executive in the wireless technology and data solutions sector. In addition, Mr. Wolfe’s role as the Chief Executive Officer of the Company and former role as Chief Product Officer of the Company provides the Board with invaluable insight into the management and daily operations of the Company.

Kenneth Brakebill. Mr. Brakebill has served as a director of the Company since June 2014. Mr. Brakebill is an intellectual property and trial lawyer. Following a one-year appellate clerkship out of law school, in 1998 Mr. Brakebill joined Morrison & Foerster, a global law firm of which he became a partner in 2005. At Morrison & Foerster, Mr. Brakebill primarily represented technology companies, both in the hardware and software sectors, in bet-the-company type intellectual property cases involving disputes over patents, copyrights and contracts concerning use of technology. He retired from the firm in 2010. Since that time, Mr. Brakebill has served as a director of several not-for-profit organizations. Mr. Brakebill received a Bachelor of Arts degree with Honors from Stanford University in 1991 and attended Harvard Law School and the University of California, Hastings, from which he received his law degree in 1997.

Mr. Brakebill has extensive experience representing technology companies in litigation concerning intellectual property rights and rightful use of technology, and accordingly, has insights in the area of intellectual property rights in technology. Mr. Brakebill participated on successful trial teams that represented Novell, Inc., then a publicly held software company, in a widely-followed case concerning ownership of the copyrights in the UNIX operating system; and Altera Corporation, a publicly traded global semiconductor company, in cases concerning the designs of Altera’s reprogrammable logic device technology and its software tools. Through these representations, Mr. Brakebill gained significant experience working with senior executives of companies on issues relating to litigation-impacted product lines and strategic direction. We believe that Mr. Brakebill’s legal and technology background and experience as a director of not-for-profit companies, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Michael Brodsky. Mr. Brodsky has served as a director of the Company since June 2014, as Chairman of the Board since December 2016 and as Lead Director of the Board from June 2014 until December 2016. Mr. Brodsky is the Managing Partner of Vajra Asset Management, LLC, an investment firm. Mr. Brodsky has served as the Chairman of the Board of Determine, Inc. (NASDAQ: DTRM), a provider of contract management, procurement and sourcing software that is headquartered in Carmel, Indiana, since August 2013, has served on its board of directors October 2010 and served as its Chief Executive Officer from August 2013 until December 2013. He has also served as the Chairman of the Board of Trans World Corporation (OTCQB: TWOC), an owner and operator of hotels and casinos throughout Europe that is headquartered in New York City, since June 2014 and as a director since September 2013. Since June 2012, he has served on the board of directors of Genesis Land Development Corporation (TSX: GDC), a residential land developer and homebuilder based in Calgary, Canada. Since November 2015, Mr. Brodsky has served on the board of directors of Los Angeles-based Spark Networks, Inc. (AMEX: LOV), a collection of niche-oriented community websites. From February 2015 until its sale in July 2015, Mr. Brodsky also served on the board of directors of JPS Industries, Inc. (formerly OTCPK: JPST), a manufacturer of urethane film, sheet, tubing, and other highly-engineered components which is headquartered in Greenville, South Carolina. From February 2013 until July 2014, he was a member of the board of directors of AltiGen Communications, Inc. (OTCPK: ATGN), a provider of Voice over Internet Protocal (VoIP) phone systems and call center solutions based in San Jose, California. Previously, he was a member of the board of directors and served as the President, Chief Executive Officer and Executive Chairman of Youbet.com, Inc. (formerly NASDAQ: UBET), an online horse racing wagering provider based in Woodland Hills, California. Following the June 2010 acquisition of Youbet.com, Inc. by Churchill Downs Incorporated (NASDAQ: CHDN), an industry-leading racing, gaming and online entertainment company headquartered in Louisville, Kentucky, Mr. Brodsky served on the board of directors of Churchill Downs until April 2012. From 2005 to 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm.

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Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies, and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience as a member of the board of directors of various companies enable him to be an effective contributing member of the Board.

Michael Casey. Mr. Casey has served as a director of the Company since September 2016. Mr. Casey served on the board of directors and as a member of the nominating/corporate governance committee and as Chairperson of the audit committee for Determine, Inc. (DTRM) since 2010. Mr. Casey also serves on the board of directors of Revegy, Inc., a privately held software business, and on the board of directors of ServisFirst Bank of Atlanta, a subsidiary of ServisFirst Bancshares Inc. (SFBS). Since 2006, Mr. Casey has been a partner at TechCXO, LLC, a professional services firm that provides financial, strategic and operational consulting services to businesses in the technology industry. Mr. Casey’s prior experience includes having served as chief financial officer for MAPICS, Inc., a publicly traded provider of enterprise resource planning software for the discrete manufacturing industries. Previously, Mr. Casey served as executive vice president, chief financial and administrative officer of iXL Enterprises, Inc., a publicly traded professional services firm, chief financial officer of Manhattan Associates, Inc., a publicly traded provider of supply chain execution solutions, and chief financial officer of IQ Software Corporation, a publicly traded provider of business intelligence software. Mr. Casey began his career as a CPA with Arthur Andersen & Co. and holds a B.B.A. degree in accounting from The University of Georgia.

Mr. Casey possesses extensive business, operating and executive expertise. Mr. Casey’s experience includes more than eleven years as a Chief Financial Officer of publicly traded software and services companies including business intelligence and supply chain sectors. In addition, Mr. Casey has served as Chief Financial Officer, Chief Operating Officer and advisor for software businesses in the asset performance management, supply chain and business intelligence and analytics sectors. We believe Mr. Casey’s management and leadership skills and experience with software businesses enable him to be an effective contributing member of the Board.

Ron Konezny. Mr. Konezny has served as a director of the Company since June 2014. Mr. Konezny has served as the President and Chief Executive Officer and a director of Digi International Inc., a publicly held provider of machine-to-machine (“M2M”) networking hardware and solutions, since December 2014. Mr. Konezny served as Vice President, Global Transportation and Logistics of Trimble Navigation Limited, a publicly held provider of technology solutions for field and mobile worker productivity (“Trimble”), from September 2013 until December 2014, and as Chief Executive Officer of PeopleNet Communications Corporation (“PeopleNet”), an onboard computing and carrier fleet communications provider, from 2007 until December 2014. Mr. Konezny served as General Manager of Trimble’s Global Transportation and Logistics division from August 2011, when Trimble acquired PeopleNet, to December 2014. Mr. Konezny served in several positions with PeopleNet since he co-founded it in 1994, including Chief Operating Officer and Chief Financial Officer from 2001 to 2007 and Chief Technology Officer from 1996 to 2007. Mr. Konezny has previously served on the boards of directors of the National Private Truck Council Institute and the Truckload Carriers Association. Mr. Konezny received a Bachelor of Arts degree from Northwestern University.

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Mr. Konezny possesses extensive business, operating and executive expertise. Through his executive positions with PeopleNet, Mr. Konezny has acquired skills in executive management and leadership. Specifically, in his positions as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of PeopleNet, Mr. Konezny led PeopleNet’s growth, profitability, and solution innovation. He also led PeopleNet’s technology team and platform vision, which resulted in the first internet-based solution in the market, patented OTAP (over-the-air-programming), email messaging, handheld integration, Vehicle Management engine data interface, eDriver Logs, Automated Fuel Tax, and Automated Workflow. We believe Mr. Konezny’s management and leadership skills and technological background enable him to be an effective contributing member of the Board.

Executive Officers

Chris Wolfe. See narrative description under the caption “Directors and Director Nominees” above.

Michael L. Ehrman. Mr. Ehrman serves as our Chief Technology Officer, a position he has held since March 2010. Mr. Ehrman previously served as our Executive Vice President of Engineering from August 1999 until March 2010. Prior to that, he served as our Executive Vice President of Software Development since joining us in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering - Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a consultant for Andersen Consulting in New York.

Ned Mavrommatis. Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August 1999, as our Treasurer since June 2001, and as our Corporate Secretary since November 2003. Mr. Mavrommatis is also the Managing Director of our wholly-owned subsidiaries, I.D. Systems GmbH and I.D. Systems (UK) Ltd. Prior to joining us, Mr. Mavrommatis was a Senior Manager at the accounting firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the Federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, executive officers or nominees for election as director at the Annual Meeting, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) and Federated Heartland, Inc. (“Federated Heartland”) from October 2010 until his resignation from Federated and Federated Heartland, effective March 1, 2012. On February 28, 2012, each of Federated and Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

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CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are four members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

Our Board has determined that each of our current directors and Mr. Trousset, who served as a director until September 1, 2016, satisfies the current “independent director” standards established by the Nasdaq Rules and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee of the Board is composed of Messrs. Brodsky, Casey and Konezny, each of whom is an independent director in accordance with Nasdaq Rule 5605(c). The Compensation Committee of the Board is composed of Messrs. Brakebill, Casey and Konezny, each of whom is an independent director in accordance with Nasdaq Rule 5605(d). The Nominating Committee of the Board is composed of Messrs. Brakebill, Brodsky and Casey, each of whom is independent in accordance with Nasdaq Rule 5605(e).

In determining the independence of Mr. Casey, the Board considered and deemed immaterial to Mr. Casey’s independence a transaction involving certain sales consulting services performed by a partner of TechCXO, LLC, a firm of which Mr. Casey is a partner. Mr. Casey did not receive any direct or indirect compensation from the Company in connection with the services performed by his partner.

Board Leadership Structure

In December 2016, we experienced a CEO transition and made changes in our Board leadership structure. Our former Chairman and Chief Executive Officer, Kenneth S. Ehrman, resigned from the Company effective December 6, 2016. Michael Brodsky, our independent lead director, was appointed as the new Chairman and Mr. Wolfe was appointed as the new Chief Executive Officer. The separation of the roles of Chairman and Chief Executive Officer allows our independent Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee responsibilities, investor engagement and outreach on governance matters, and our Chief Executive Officer to focus his attention on our business and execution of our Company’s strategy. While the Board believes that this leadership structure is the most effective for the Company at this time, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for the Company and our stockholders.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

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While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. The separation of the Chairman and Chief Executive Officer positions aids in the Board’s oversight of management, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

The Board held 7 meetings during our fiscal year ended December 31, 2016. Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during 2016. Actions were also taken by the unanimous written consent of the members of the Board on 5 occasions during the fiscal year ended December 31, 2016.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders. Mr. Brakebill attended our 2016 annual meeting of stockholders held on June 14, 2016 in person.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Brodsky, Casey and Konezny, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Casey serves as the audit committee financial expert. Mr. Casey also serves as the Chairman of the Audit Committee.

The Audit Committee held 4 meetings during the fiscal year ended December 31, 2016. The Audit Committee acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2016.

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The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.id-systems.com. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (ii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 20 of this Proxy Statement.

Compensation Committee

The Compensation Committee is composed of Messrs. Brakebill, Casey and Konezny, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Konezny serves as the Chairman of the Compensation Committee.

The Compensation Committee held 3 meetings during the fiscal year ended December 31, 2016. The Compensation Committee acted by unanimous written consent on 2 occasions during the fiscal year ended December 31, 2016.

The Compensation Committee recommends to the Board for its approval our executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.id-systems.com. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval our director and officer compensation plans, policies and programs and for producing an annual report on executive compensation for inclusion in our annual report on Form 10-K or annual proxy statement, in accordance with applicable rules and regulations. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chief Executive Officer, if any) of our Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process. Compensation Committee meetings typically involve a preliminary discussion with our Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chief Executive Officer), the Compensation Committee considers the recommendations of our Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

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Compensation Consultants. The Company did not engage a compensation consultant for 2016.

The report of the Compensation Committee appears on page 21 of this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of Messrs. Brakebill, Brodsky and Casey, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Brakebill serves as the Chairman of the Nominating Committee.

The Nominating Committee held 4 meetings during the fiscal year ended December 31, 2016. The Nominating Committee acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2016.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at www.id-systems.com. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

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Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

●	a review of the information provided to the Nominating Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Stock Ownership Guidelines. On April 29, 2009, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Pursuant to these guidelines, each outside director is required to hold shares of our common stock with a value equal to three times the amount paid in cash to such director for services as a director (including for in-person and telephonic meetings of the Board and meetings of committees of the Board) during the fiscal year ended December 31, 2008 or, if all such meetings were not attended by such director during such year, the amount that would have been paid in cash to such director for services as a director had such director attended all such meetings. The ownership guideline value for each outside director initially was calculated with respect to the fiscal year ended December 31, 2008, was re-calculated with respect to the fiscal year ended December 31, 2012 and will be re-calculated with respect to each third fiscal year thereafter. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of the date the guidelines were adopted and the date the person first became an outside director. Under the stock ownership guidelines, the value of the shares of common stock held by each outside director will be determined on April 1st of each year based on the average for the twenty (20) consecutive trading days preceding and including such date of the reported last sale prices per share on the Nasdaq Global Market or other principal national securities exchange or inter-dealer quotation system on which our common stock is listed or admitted to trading. During the fiscal year ended December 31, 2016, each of our non-employee directors elected to be paid in restricted shares of common stock in lieu of cash in consideration for his services as a director of the Company. As of April 1, 2017, each non-employee director had achieved his applicable level of ownership in accordance with the stock ownership guidelines.

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Third Party Recommendations. In connection with the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

In March 2012, based on the recommendation of Compensation Resources, Inc. (“CRI”), a compensation consultant engaged by the Compensation Committee in 2011, and other information provided by CRI, including compensation and survey data of a comparison group of companies that CRI considered as our peer group, as discussed above under “Executive Compensation — Compensation Discussion and Analysis — Peer Group,” we adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $70,000, which includes a cash retainer of $20,000, and restricted stock grants with an economic value of approximately $50,000. In August 2014, the Compensation Committee determined that the cash retainer may instead be paid, at each director’s election, in cash or in restricted shares of our common stock. Each of the non-employee directors elected to be paid his retainer for 2016 in restricted shares of our common stock. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to and the twenty (20) consecutive trading days following and including the date of our earnings release for the fiscal quarter ended September 30, 2016.

In addition, each of the lead director and the chairperson of each of the committees of the Board is entitled to a supplemental retainer, which may be paid, at each director’s election, in cash or in restricted shares of our common stock. Specifically, the lead director receives an additional $15,000 per year of service; the chairperson of the Audit Committee receives an additional $15,000 per year of service; the chairperson of the Compensation Committee receives an additional $10,000 per year of service; and the chairperson of the Nominating Committee receives an additional $8,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a payment of $1,000 or $500; however, the directors maintain discretion to waive, and have on occasion agreed to waive, those additional meeting fees. Each of the non-employee directors elected to be paid his supplemental retainer in 2016 in restricted shares of our common stock

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Our non-employee directors are entitled to participate in the Company’s 2009 Non-Employee Director Equity Compensation Plan (the “2009 Plan”), which was adopted by the Board in April 2009, and approved by our stockholders in June 2009. In June 2011, our stockholders also approved an amendment to the 2009 Plan, which increased the number of shares available for issuance under the 2009 Plan from 300,000 to 600,000. As of April 24, 2017, a total of 13,644 shares of our common stock remain reserved and available for issuance under the 2009 Plan, as amended. Non-employee directors are eligible to be awarded non-qualified stock options and shares of restricted stock under the 2009 Plan. A recipient of restricted stock under the 2009 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

Our non-employee directors are also entitled to participate in the Company’s 2015 Equity Compensation Plan (the “2015 Plan”), which was adopted by the Board in May 2015 and approved by our stockholders in June 2015. As of April 24, 2017, a total of 317,110 shares of our common stock remain reserved and available for issuance under the 2015 Plan. Non-employee directors are eligible to be awarded non-qualified stock options, shares of restricted stock, stock appreciation rights and other awards under the 2015 Plan. A recipient of restricted stock under the 2015 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

During the fiscal year ended December 31, 2016, each of Kenneth Brakebill, Michael Brodsky, Michael Casey and Ron Konezny was awarded 15,520, 16,913, 16,913 and 15,918 restricted shares of common stock, respectively, in consideration for his services as a director of the Company and Mr. Casey was awarded stock options to purchase 45,000 shares of common stock in connection with his agreeing to serve as a director of the Company. All of these awards were made pursuant to the 2009 Plan. Each of the restricted stock awards granted to Messrs. Brakebill, Brodsky, Casey and Konezny was granted on December 8, 2016 and vest as to 100% of such shares on September 1, 2017, provided that such non-employee director is then serving as a director of the Company. The stock options granted to Mr. Casey vest in equal increments over a four-year period, such that 25% of the options will vest on the first, second, third and fourth anniversaries of the date of grant, provided that Mr. Casey is serving as a director of the Company on each such date.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)(3)(4)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)(6)	Total ($)
Kenneth Brakebill	$28,000	$50,837	-	$78,837
Michael Brodsky	$35,000	$50,837	-	$85,837
Michael Casey	$35,000	$50,837	$80,100	$165,937
Ron Konezny	$30,000	$50,837	-	$80,837

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(1)	The amount under this column with respect to each of Kenneth Brakebill, Michael Brodsky, Michael Casey and Ron Konezny reflects the dollar amount of fees for which such non-employee director elected to be paid in restricted shares of our common stock in lieu of cash, which shares were issued under the 2009 Plan on December 8, 2016. The number of restricted shares issued to each of such non-employee directors in lieu of cash was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to and the twenty (20) consecutive trading days following and including the date of our earnings release for the fiscal quarter ended November 30, 2016. Messrs. Brakebill, Brodsky, Casey and Konezny were granted 5,571, 6,964, 6,964 and 5,969 restricted shares of our common stock, respectively, in lieu of cash, the aggregate grant date fair value of which, computed in accordance with ASC 718, disregarding any service-based vesting conditions, is $28,469, $35,586, $35,586 and $30,502, respectively.

(2)	The amounts under this column reflect the aggregate grant date fair value of 9,949 restricted shares of our common stock granted to each of Kenneth Brakebill, Michael Brodsky, Michael Casey and Ron Konezny, under the 2009 Plan on December 8, 2016, computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 10 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts set forth under this column do not include the restricted shares of common stock granted in lieu of cash for fees set forth under the column “Fees Earned or Paid in Cash.”

(3)	Each of the restricted stock awards granted to Kenneth Brakebill, Michael Brodsky, Michael Casey and Ron Konezny will vest in full on September 1, 2017, provided that such non-employee director is a director of the Company on such date.

(4)	At December 31, 2016, Kenneth Brakebill held 46,286 shares of restricted stock; Michael Brodsky held 56,357 shares of restricted stock; Michael Casey held 16,913 shares of restricted stock; and Ron Konezny held 47,473 shares of restricted stock.

(5)	The amounts under this column reflect the aggregate grant date fair value of options to purchase 45,000 shares of our common stock granted to Michael Casey under the 2009 Plan on December 8, 2016, computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock options, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 10 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(6)	At December 31, 2016, each of Kenneth Brakebill, Michael Brodsky, Michael Casey and Ron Konezny held options to purchase 45,000 shares of our common stock.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

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Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC, on our website.

Certain Relationships and Related Transactions

Our policy prohibits conflicts between the interests of our employees, officers and directors and our company. A conflict of interest exists when an employee, officer, or director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of our company and our stockholders, the Audit Committee may grant waivers to employees, officers and directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by our Board. This policy is included in our Code of Business Conduct and Ethics for Employees, Officers and Directors.

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Except as described below, since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of April 24, 2017, our common stock is the Company’s only class of voting securities.

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REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, EisnerAmper LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2016, and met with both management and EisnerAmper LLP to discuss those financial statements and EisnerAmper LLP’s related opinion.

The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee:

Michael Casey, Chairman

Michael Brodsky

Ron Konezny

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ron Konezny, Chairman

Kenneth Brakebill

Michael Casey

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2016, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the following individuals who are considered “named executive officers,” under applicable rules and regulations of the SEC, each of whom is sometimes referred to in this Proxy Statement as a “Named Executive Officer:” (i) Chris Wolfe, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2016 since December 7, 2016, (ii) Kenneth S. Ehrman, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2016 until December 6, 2016, (iii) Ned Mavrommatis, who served as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2016, (iv) Michael L. Ehrman, who served as the Company’s Chief Technology Officer during the fiscal year ended December 31, 2016, and (v) Norman L. Ellis, who served as the Company’s Chief Operating Officer during the fiscal year ended December 31, 2016 until December 7, 2016.

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2016 annual meeting held on June 14, 2016, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

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Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

●	attracting and retaining talented and experienced executives;

●	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;

●	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and

●	providing a competitive compensation package which rewards achievement of our goals.

Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus and in some cases, such as our long-term incentive plans adopted in prior years, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the Compensation Committee; and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chief Executive Officer) recommended by our Chief Executive Officer, and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us, and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2016 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

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Elements of Executive Officer Compensation

Base Salary. We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. The Company continues to focus on pay-for-performance structure, which is discussed below.

Cash Incentive Bonus Programs

The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of our Named Executive Officers was eligible to receive a cash incentive bonus under our Executive Incentive Plan (“EIP”) for the fiscal year ended December 31, 2016, which is discussed below.

Executive Incentive Plan

The objectives of the EIP, which was adopted by the Board upon recommendation of the Compensation Committee, are to align the interests of all employees with the Company’s performance goals. The EIP focuses on rewarding executives for the achievement of financial objectives with competitive financial incentives, and provides a systemic plan for establishing definitive performance goals. On February 4, 2016, upon recommendation by the Compensation Committee, the Board established the parameters under the EIP for 2016. For 2016, the Company’s performance goals were based on (i) revenue growth and (ii) “operating profit,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense. Executives were eligible to be awarded cash bonus compensation based on the Company’s annual and quarterly results with respect to revenue growth and operating profit.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth and operating profit. The target award under the EIP for 2016, which is calculated as a percentage of base salary, for Kenneth S. Ehrman was set at 100% of his base salary and for each of Ned Mavrommatis, Michael L. Ehrman and Norman L. Ellis was set at 67% of his base salary. The target award (expressed as a percentage of base salary) for each Named Executive Officer is as follows:

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Named Executive Officer	Target Award Percentage
Kenneth S. Ehrman(1)	100%
Ned Mavrommatis	67%
Michael L. Ehrman	67%
Norman L. Ellis(2)	67%

(1)	Effective December 6, 2016, Kenneth S. Ehrman resigned from his position as Chief Executive Officer of the Company.

(2)	Effective December 7, 2016, the Company eliminated the Chief Operating Officer position.

The maximum aggregate amount of the Quarterly Bonuses and the Annual Bonus (each, as defined below), for each executive is 300% of the target award for such executive.

2016 Quarterly Bonuses. Forty-five percent of the executive’s bonus under the EIP for 2016 was based on quarterly revenue and operating profit targets (such portion, the “Quarterly Bonus”). For these purposes, “operating profit” is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation, and was calculated after all bonus expenses (the “Operating Profit”). For 2016, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s quarterly revenues (the “Quarterly Revenues”) were required to equal or exceed dollar amounts ranging from $10.5 million to $12.7 million and the Company’s quarterly Operating Profit (the “Quarterly Operating Profit”) was required to equal or exceed dollar amounts ranging from $(0.3) million to $1.0 million (each, the “Quarterly Target Amount”) in order for the executives to receive their Quarterly Bonus. For each of the first three quarters of the fiscal year, if the Quarterly Revenues were equal to at least 92.5% of the respective Quarterly Target Amount and the Quarterly Operating Profit was equal to at least 110% of the Quarterly Target Amount with respect to the first or second quarter and at least 90% of the Quarterly Target Amount with respect to the third quarter, the executive would be entitled to receive 15% of the target award for such executive. If either the Quarterly Revenues for any quarter did not equal or exceed 92.5% of the respective Quarterly Target Amount for such quarter or the Quarterly Operating Profit for the first or second quarter did not equal or exceed 110% of the respective Quarterly Target Amount for such quarter or the Quarterly Operating Profit for the third quarter did not equal or exceed 90% of the Quarterly Target Amount for such quarter, the executive would not be entitled to receive any bonus for such quarter. In the event that both the Quarterly Revenues and the Quarterly Operating Profit for any quarter exceeded the Quarterly Target Amount for such quarter, the executives would not be entitled to receive any additional bonus; however, the cumulative Quarterly Revenues and Quarterly Operating Profits for all four quarters would be considered for calculating the Annual Revenues (as defined below) for purposes of determining the Annual Bonus.

Any Quarterly Bonuses for any fiscal quarter are payable to the executives after completion of the Company’s financial statements for such quarter. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Quarterly Revenues and the Quarterly Operating Profit for each of the quarters during the fiscal year ended December 31, 2016, each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received Quarterly Bonuses under the EIP for 2016 in the aggregate amount of $54,075, $28,467, $28,467 and $30,602, respectively.

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2016 Annual Bonus. Fifty-five percent of the executive’s bonus under the EIP for 2016 was based on annual revenue and operating profit targets (such portion, the “Annual Bonus”). For 2016, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s annual revenues (the “Annual Revenues”) were required to equal or exceed $46.3 million and the Company’s annual operating profit (the “Annual Operating Profit”) was required to equal or exceed $1.1 million (each, the “Annual Target Amount”) in order for the executives to receive their Annual Bonus. If the Annual Revenues were equal to 92.5% of the Annual Target Amount and the Annual Operating Profit was equal to 90% of the Annual Target Amount, the executive would be entitled to receive 55% of the target award for such executive. If either the Annual Revenues did not equal or exceed 92.5% of the respective Annual Target Amount or the Annual Operating Profit did not equal or exceed 90% of the respective Annual Target Amount, the executive would not be entitled to receive any Annual Bonus.

Any Annual Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Annual Revenues and the Annual Operating Profit for the fiscal year ended December 31, 2016, none of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received an Annual Bonus under the EIP for 2016.

Equity Compensation

We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted, the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting the compensation of our other executive officers. For each year beginning with the year ended December 31, 2009 until the year ended December 31, 2013, the Compensation Committee adopted a long-term incentive plan for our Named Executive Officers, pursuant to which our Named Executive Officers were entitled to earn equity grants upon the achievement of certain price targets relating to the Company’s common stock. Awards granted to executives under these long-term incentive plans generally were broken out into the three categories, performance shares (or performance cash awards), restricted shares of common stock and stock options. The Compensation Committee did not adopt a long-term incentive plan for the year ended December 31, 2016.

In March 2016, the Compensation Committee granted restricted shares of common stock and options to purchase common stock to each of Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Norman L. Ellis in consideration of his continued services as an officer of the Company. The number of restricted shares of our common stock granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits. Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

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Benefits. The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plan, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites. Certain of our Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the “Summary Compensation Table” below. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. The Compensation Committee utilized as a reference for determining competitive total compensation packages for our Named Executive Officers for 2016, our peer group of companies that were identified by CRI, the compensation consultant retained by the Compensation Committee in 2012, together with a group of companies identified as our peer group by the Hay Group (the “Hay Group”), the compensation consultant retained by the Compensation Committee in 2014; however, the Compensation Committee determined not to place a significant amount of reliance on the information provided by the Hay Group since although the companies identified by the Hay Group as part of the peer group were in the same M2M industry as the Company, such companies had significantly greater revenues and market capitalizations than the Company. While the Compensation Committee refers to information with respect to its peer group for purposes of determining compensation of the executive officers, it does not benchmark compensation for the Named Executive Officers against the peer group. The peer group of companies determined by CRI was based on revenue, organizational profile and geographic location and the peer group of companies determined by the Hay Group was based primarily on industry.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

The following companies were identified as members of our peer group by CRI in 2012:

ANADIGICS Inc.	NVE Corporation
CalAmp Corp.	ORBCOMM Inc.
Chyron Corporation	Orbit International Corp.
Identive Group Inc. (formerly SCM Microsystems, Inc.)	Par Techonology Corp.
RELM Wireless Corporation
LoJack Corporation	Telular Corp.
Memsic, Inc.	Vasco Data Sec. Int’l Inc.
Numerex Corp.	XATA Corporation

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The following companies were identified as members of our peer group by the Hay Group in 2014:

CalAmp Corp.	Novatel Wireless Inc.
Digi International Inc.	Numerex Corp
Fleetmatics Group PLC	ORBCOMM Inc.
Globalstar, Inc.	Sierra Wireless, Inc.
Iridium Communications Inc.	Telular Corp.
LoJack Corp	XRS Corporation

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers. All executive officers serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

On September 22, 2009, the Company entered into severance agreements with each of Kenneth S. Ehrman, the Company’s former Chief Executive Officer and President, Ned Mavrommatis, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, and Michael L. Ehrman, the Company’s Chief Technology Officer. Kenneth S. Ehrman, Ned Mavrommatis and Michael L. Ehrman are sometimes collectively referred to in this section as the “Executives” and each, an “Executive.” The Severance Agreements were previously approved by the Compensation Committee of the Board and presented to the full Board.

Except as described below, each of the Severance Agreements is substantially identical in form. The Severance Agreements provide each Executive with certain severance and change in control benefits upon the occurrence of a “Trigger Event” (as defined in the Severance Agreements). Under the Severance Agreements, a Trigger Event will have occurred if (i) the Company terminates the Executive without Cause or (ii) the Executive resigns for Good Reason within six months following a Change in Control Event (provided, however, that the termination of the Executive’s employment due to his death or Disability will in no event be considered a Trigger Event).

Within 45 days after the occurrence of a Trigger Event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by the Executive in order to obtain benefits under the Severance Agreement, a form of which is attached to the Severance Agreement), the Executive must execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, the Executive will be entitled to the following: (i) a cash payment at the rate of the Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 15 months in the case of Kenneth S. Ehrman, and 12 months in the case of the other Executives (such period, as applicable, the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of the Executive’s healthcare continuation payments under COBRA for the Severance Period, provided that the Executive timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of the Executive’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan and 2015 Plan will continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein); and (iv) an award of “Performance Shares” under the Restricted Stock Unit Award Agreement previously entered into between the Company and the Executive, in an amount and to the extent of the sum of the “Interim Shares” determined (and defined) in accordance with Exhibit A to that agreement.

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As a condition to the Company’s obligations under the Severance Agreements, each Executive is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Severance Agreements, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the Severance Period.

On December 6, 2016, in connection with Chris Wolfe’s appointment as the Company’s Chief Executive Officer, the Company entered into an employment offer letter with Mr. Wolfe, pursuant to which Mr. Wolfe is entitled to a lump sum severance payment equivalent to nine months of salary in the event Mr. Wolfe’s employment is terminated without cause during the first twenty-four months of employment.

On December 16, 2016, the Company entered into a Separation and General Release Agreement (the “Ellis Separation Agreement”) with Norman L. Ellis, the former Chief Operating Officer of the Company. Pursuant to the Ellis Separation Agreement, Mr. Ellis agreed to a general release of all claims against the Company and certain related parties as well as certain restrictive covenants, in exchange for which Mr. Ellis will be entitled to receive cash payments equal to three months of his base salary and continue to receive healthcare benefits for a period of up to three months.

On December 20, 2016, the Company entered into Amendment No. 2 (the “Amendment”) to the Severance Agreement (as amended, the “Ehrman Severance Agreement”) with Kenneth Ehrman, the former Chief Executive Officer of the Company. Pursuant to the Amendment, (i) Mr. Ehrman’s resignation as the Chief Executive Officer of the Company, effective December 6, 2016, is deemed to be a “Trigger Event”, triggering the payments and benefits under the Ehrman Severance Agreement, (ii) the period during which Mr. Ehrman shall be entitled to receive certain severance benefits was increased from fifteen to eighteen months (such period, the “Severance Period”), (iii) Mr. Ehrman shall receive cash payments at the rate of his base salary for the first fifteen months of the Severance Period, (iv) Mr. Ehrman shall continue to be eligible to participate in the Company’s healthcare plan following the Severance Period so long as he pays all premiums associated with such healthcare coverage, and (v) Mr. Ehrman shall be entitled to a car allowance of $1,500 per month for the duration of the Severance Period. Concurrently with the entry into the Amendment, Mr. Ehrman and the Company also entered into a Separation and General Release Agreement (the “Release”), pursuant to which Mr. Ehrman agreed to a general release of all claims against the Company and certain related parties as well as certain restrictive covenants, in exchange for the payments and benefits under the Ehrman Severance Agreement.

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In connection with the entry into the Amendment and the Release, Mr. Ehrman resigned from the Board, effective December 20, 2016, and was hired as a special advisor to the Board for a period of six months following the effective date of the Release (the “Release Effective Date”), for which he shall receive an advisory fee in the amount of $30,000 a month and 18,244 restricted shares of the Company’s common stock, which shares shall vest in equal monthly installments over a six-month period beginning on the Release Effective Date. The restricted shares are subject to the terms and conditions of the 2015 Plan.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the year ended December 31, 2016 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Chris Wolfe,	2016	89,853	(5)	—		544,578	342,675	—	23,000	1,000,106
Chief Executive Officer(4)
Kenneth S. Ehrman,	2016	336,004		—		227,246	96,086	54,075	579,903	1,293,314
Chairman, President and	2015	359,625	(6)	—		418,800	—	—	50,325	828,750
Chief Executive Officer(4)	2014	303,529		30,000	(7)	430,250	—	289,818	46,452	1,100,049
Ned Mavrommatis	2016	283,250		—		65,550	48,043	28,467	34,126	459,436
Chief Financial Officer,	2015	282,563	(6)	—		209,400	—	—	36,811	528,774
Treasurer and Corporate Secretary	2014	270,521		—		371,950	—	152,568	37,184	832,223
Michael L. Ehrman,	2016	283,250		—		65,550	48,043	28,467	30,231	455,541
Chief Technology Officer	2015	282,563	(6)	—		209,400	—	—	32,775	524,738
	2014	270,521		—		371,950	—	152,568	35,809	830,848
Norman L. Ellis(8)	2016	284,981		—		65,550	48,043	30,602	98,555	527,731
Chief Operating Officer	2015	304,125	(6)	—		209,400	—	—	12,765	526,290
	2014	135,385		—		262,000	159,000	83,561	5,163	645,109

(1)	The dollar amount shown under the headings “Stock Awards” and “Option Awards” with respect to each of the Named Executive Officers for the fiscal years ended December 31, 2016, 2015 and 2014 reflect the aggregate grant date fair value of restricted stock, performance shares and option awards granted in the fiscal year indicated, computed in accordance with ASC 718, disregarding service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 10 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” (i) for each of Kenneth S. Ehrman, Ned Mavrommatis, Normal L. Ellis and Michael L. Ehrman for 2016 represents bonus earned for such fiscal year pursuant to the Executive Incentive Plan, and (ii) for each of Kenneth Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman for 2014 represents bonus earned for such fiscal year (although $226,763, $119,374, $63,561 and $119,374 of such amount, respectively, was paid in the following fiscal year) pursuant to the Executive Incentive Plan.

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(3)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our Named Executive Officers, for automobile allowance and related expenses and health insurance premiums, with respect to Kenneth S. Ehrman and Norman L. Ellis for 2016, the amounts accrued under their respective severance agreements and moving expenses for Chris Wolfe. The automobile allowance and related expenses for 2016 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $39,726, $19,720, $0 and $15,825, respectively; the health insurance premiums for 2016 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $14,406; the amount accrued under Kenneth S. Ehrman’s severance agreement for 2016 was 525,771, representing 15 months of base salary, 18 months of car allowance and 18 months of health insurance benefits; the amount accrued under Norman L. Ellis’s severance agreement for 2016 was $84,149, representing 3 months of base salary and 3 months of health insurance benefits; and the moving expenses for 2016 for Chris Wolfe was $23,000. Chris Wolfe did not receive an automobile allowance or payments for health insurance premiums for 2016. The automobile allowance and related expenses for 2015 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $37,560, $24,046, $0 and $20,010, respectively; the health insurance premiums for 2015 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $12,765. The automobile allowance and related expenses for 2014 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $34,812, $25,544, $0 and $24,169, respectively; and the health insurance premiums for 2014 for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman were $11,640, $11,640, $5,163 and $11,640, respectively.

(4)	Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company effective as of March 2, 2014 and was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company effective as of June 20, 2014. Mr. Ehrman resigned from his position as the Chief Executive Officer of the Company, effective as of December 6, 2016, and from the Board effective December 20, 2016. Effective as of December 7, 2016, Chris Wolfe was appointed to serve as the Chief Executive Officer of the Company.

(5)	Effective as of August 4, 2016, Chris Wolfe was appointed to serve as our Chief Product Officer. His annual base salary as Chief Product Officer was $220,000. Upon his appointment to serve as our Chief Executive Officer, effective as of December 7, 2016, Mr. Wolfe’s annual base salary was increased to $290,000.

(6)	Effective as of February 1, 2015, the base salary of Kenneth S. Ehrman was increased from $350,000 to $360,500, the base salary of each of Ned Mavrommatis and Michael S. Ehrman was increased from $275,000 to $283,250 and the base salary of Norman L. Ellis was increased from $300,000 to $304,500.

(7)	On March 27, 2014, Kenneth S. Ehrman received a non-recoverable upfront bonus payment of $30,000 in consideration for Mr. Ehrman’s assumption of the position of Interim Chief Executive Officer of the Company on March 2, 2014, which payment represented the aggregate amount of a $7,500 monthly bonus for the first four months of Mr. Ehrman’s service as Interim Chief Executive Officer.

(8)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as the Chief Operating Officer of the Company. Effective as of December 7, 2016, the Company eliminated the Chief Operating Officer position.

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Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	maximum	(#)(2)	(#)(3)	($/Sh)	($)(4)
Chris Wolfe(5)	2/3/2016	—	—	—	—	—	—	12,649	—	—	49,078
	8/4/2016	—	—	—	—	—	—	50,000	100,000	5.21	439,952
	12/7/2016	—	—	—	—	—	—	50,000	100,000	4.70	398,223
Kenneth S. Ehrman(5)	2/4/2016	54,075	360,500	1,081,500	—	—	—	—	—	—	—
	3/24/2016	—	—	—	—	—	—	30,000	60,000	4.37	227,186
	12/28/2016	—	—	—	—	—	—	18,244	—	—	96,146
Ned Mavrommatis	2/4/2016	28,467	189,778	569,332	—	—	—	—	—	—	—
	3/24/2016	—	—	—	—	—	—	15,000	30,000	4.37	113,593
Michael L. Ehrman	2/4/2016	28,467	189,778	569,332	—	—	—	—	—	—	—
	3/24/2016	—	—	—	—	—	—	15,000	30,000	4.37	113,593
Norman L. Ellis(6)	2/4/2016	30,602	204,015	612,045	—	—	—	—	—	—	—
	3/24/2016	—	—	—	—	—	—	15,000	30,000	4.37	113,593

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2016 payable to our named executive officers based on the achievement of quarterly and annual revenue goals and quarterly and annual “operating profit” (which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock based compensation) goals for 2016 pursuant to our Executive Incentive Plan.

(2)	Represents restricted shares issued under the 2015 Plan. Other than the grant to Chris Wolfe on February 3, 2016 and the grant to Kenneth S. Ehrman on December 28, 2016, twenty five percent (25%) of the restricted shares vest on each of the first, second, third and fourth annual anniversary date of the date of grant provided that the awardee is an employee of our company on such anniversary. With respect to the grant to Chris Wolfe on February 3, 2016 and with respect to the grant to Kenneth S. Ehrman on December 28, 2016, such shares vested in equal monthly installments over a six-month period beginning on the grant date.

(3)	Represents options to purchase shares of our common stock issued under our 2007 Equity Compensation Plan (the “2007 Plan”), with respect to the grants to Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Norman L. Ellis, and under the 2015 Plan, with respect to the grants to Chris Wolfe. Twenty five percent (25%) of the options vest on each of the first, second, third and fourth annual anniversary date of the date of grant provided that the awardee is an employee of our company on such anniversary.

(4)	Calculated based on the closing price of our common stock, as reported on the NASDAQ Global Market on the date of grant of the award.

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(5)	Kenneth S. Ehrman resigned from his position as the Chief Executive Officer of the Company, effective as of December 6, 2016, and Chris Wolfe was appointed to serve as the Chief Executive Officer of the Company, effective as of December 7, 2016.

(6)	Effective as of December 7, 2016, the Company eliminated the Chief Operating Officer position.

Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized in Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized in Vesting ($)(1)
Chris Wolfe	—	—	12,649	$59,820
Kenneth S. Ehrman	—	—	62,635	$302,265
Ned Mavrommatis	—	—	34,491	$165,333
Michael L. Ehrman	—	—	33,326	$159,916
Norman L. Ellis	—	—	7,500	$37,800

(1)	Represents the aggregate dollar value of the shares on the vesting date.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2016.

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Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Wolfe	—	100,000	5.21	8/4/2026	(5)	50,000	271,000	—	—
	—	100,000	4.70	12/7/2026	(5)	50,000	271,000	—	—
Kenneth S. Ehrman(3)	16,000	—	7.41	3/6/2017	(6)	18,244	98,882	—	—
	30,488	—	3.54	3/6/2017	(7)	—	—	—	—
	44,643	—	2.84	3/6/2017	(7)	—	—	—	—
	17,061	—	4.55	3/6/2017	(7)	—	—	—	—
	40,541	—	5.93	3/6/2017	(7)	—	—	—	—
	37,513	—	5.71	3/6/2017	(5)	—	—	—	—
	10,562	—	4.37	3/6/2017	(5)	—	—	—	—
Ned Mavrommatis	16,000	—	7.41	2/27/2018	(6)	25,000	135,500	—	—
	17,061	—	4.55	3/30/2021	(7)	22,500	121,950	—	—
	40,541	—	5.93	3/29/2022	(7)	15,000	81,300	—	—
	30,632	10,210	5.71	4/4/2023	(5)	—	—	—	—
	—	30,000	4.37	3/24/2026	(5)	—	—	—	—
Michael L. Ehrman	16,000	—	7.41	2/27/2018	(6)	25,000	135,500	—	—
	30,488	—	3.54	6/29/2019	(7)	22,500	121,950	—	—
	44,643	—	2.84	2/5/2020	(7)	15,000	81,300	—	—
	14,217	—	4.55	3/30/2021	(7)	—	—	—	—
	33,784	—	5.93	3/29/2022	(7)	—	—	—	—
	25,526	8,509	5.71	4/4/2023	(5)	—	—	—	—
	—	30,000	4.37	3/24/2026	(5)	—	—	—	—
Norman L. Ellis(4)	66,668	—	5.24	3/7/2017	(8)	—	—	—	—

(1)	Represents shares of our restricted common stock issued under the 2007 Plan and the 2015 Plan.

(2)	Calculated based on $5.42 per share, the closing price per share of our common stock, as reported on the NASDAQ Global Market, on December 30, 2016.

(3)	Effective as of December 6, 2016, Kenneth S. Ehrman resigned from his position as Chief Executive Officer of the Company. In accordance with the terms of the 2007 Plan and the 2015 Plan, options granted to Mr. Ehrman that were vested as of the date of his resignation may be exercised up until three months following the date of his resignation.

(4)	Effective as of December 7, 2016, the Company eliminated the Chief Operating Officer position. In accordance with the terms of the 2007 Plan and the 2015 Plan, options granted to Mr. Ellis that were vested as of the date of his termination may be exercised up until three months following the date of his termination.

(5)	These option awards vest over a four-year period, such that twenty-five percent (25%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

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(6)	These option awards vest over a five-year period, such that twenty percent (20%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

(7)	One hundred percent (100%) of these option awards vest on the third anniversary of the grant date, provided that the holder is employed by the Company on such date.

(8)	These option awards vest over a three-year period, such that one third of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with certain of its Named Executive Officers. These severance agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 1999 Stock Option Plan provides that all outstanding stock options, including stock options held by our executive officers, will become immediately exercisable, and the restrictions with respect to outstanding restricted shares will lapse, upon the occurrence of a “change in control event.” For this purpose, a “change in control event” will be deemed to occur if any of the following events occur: (i) the consummation of any merger of our Company with any other company unless the combined voting power of our voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of any sale or other disposition of all or substantially all of our assets; (iii) approval by our stockholders of a plan of liquidation of our Company; (iv) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Exchange Act) will become the beneficial owner of 20% or more of our outstanding voting securities; or (v) the individuals who were members of our Board on May 14, 1999 (the date on which our 1999 Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of our Board, cease to constitute a majority of the members of our Board.

The 2007 Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

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The 2015 Plan provides that the Compensation Committee may, at the time of the grant of an award, provide for the effect of a “change in control” on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance units held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

For purposes of the 2015 Plan, a “change in control” means the occurrence of any of the following events: (i) any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act, but excluding the Company, its affiliates and any person holding securities under employee benefit plan or trust of the Company) is or becomes the beneficial owner of securities of the Company representing 50% or more of either the combined voting power of the Company’s then outstanding securities or the then outstanding shares of our common stock; (ii) any consolidation or merger of the Company where stockholders of the Company, immediately prior to such consolidation or merger, would not, immediately after such consolidation or merger, beneficially own shares representing in the aggregate 50% of more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger; or (iii) any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale; (iv) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (v) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any member of the Board whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers (other than Kenneth S. Ehrman, who resigned from his position effective as of December 6, 2016, and Norman L. Ellis, whose position was eliminated by the Company effective as of December 7, 2016) under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2016 termination or change in control date, and uses the closing price of the Company’s common stock on the NASDAQ Global Market on December 30, 2016 ($5.42). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officer. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

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Name	Benefit	Non Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Only ($)
Chris Wolfe(1)	Severance Pay	217,500		217,500		—
	Exercise of Vested Stock Options Upon Termination	—		93,000	(3)	93,000	(3)
	Realization of Restricted Stock Awards Upon Termination	—		542,000	(5)	542,000	(5)
	Realization of Performance Share Awards Upon Termination	—		—		—
	Benefit Continuation	—		—		—
Ned Mavrommatis	Severance Pay	283,250		283,250		—
	Exercise of Vested Stock Options Upon Termination	5,906	(2)	31,500	(3)	31,500	(3)
	Realization of Restricted Stock Awards Upon Termination	52,506	(4)	338,750	(5)	338,750	(5)
	Realization of Performance Share Awards Upon Termination	—		—		—
	Benefit Continuation	32,097		32,097		—
Michael L. Ehrman	Severance Pay	283,250		283,250		—
	Exercise of Vested Stock Options Upon Termination	5,906	(2)	31,500	(3)	31,500	(3)
	Realization of Restricted Stock Awards Upon Termination	52,506	(4)	338,750	(5)	338,750	(5)
	Realization of Performance Share Awards Upon Termination	—		—		—
	Benefit Continuation	32,097		32,097		—

(1)	Effective as of December 7, 2016, Chris Wolfe was appointed to serve as the Chief Executive Officer of the Company.

(2)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of three months following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability). Moreover, the terms of the severance agreements entered into between the Company and each of Ned Mavrommatis and Michael L. Ehrman generally provide for accelerated vesting of a portion of the unvested options held by the individual in the event of termination of his employment for either of the following reasons (each, a “Trigger Event”): (i) the termination of the executive’s employment by the Company without “cause” (as defined in the severance agreements), or (ii) the executive’s resignation for “good reason” within six months following a “change in control event” (as each such term is defined in the severance agreements). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2016 that were in-the-money as of such date.

(3)	The 2007 Plan provides that all outstanding options will become exercisable upon a change in control (as defined in the 2007 Plan). The 2015 Plan provides that upon or in anticipation of any change in control (as defined in the 2015 Plan), the Compensation Committee has the discretion to accelerate the vesting of any outstanding options. Thus, the amounts reported in the table assume the exercise of any outstanding stock options held by the Named Executive Officers at December 31, 2016 that were in-the-money as of such date and that, with respect to option awards issued under the 2015 Plan, the Compensation Committee decided to accelerate the vesting of such outstanding options upon a change in control.

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(4)	The terms of the severance agreements entered into between the Company and each of Ned Mavrommatis and Michael L. Ehrman generally provide for accelerated vesting of a portion of the unvested restricted shares held by the individual upon the occurrence of a Trigger Event.

(5)	The 2007 Plan provides that all outstanding restricted stock awards will become fully vested upon a change in control (as defined in the 2007 Plan). The 2015 Plan provides that upon or in anticipation of any change in control (as defined in the 2015 Plan), the Compensation Committee has the discretion to accelerate the vesting of any outstanding restricted stock awards. The amounts reported in the table assume that, with respect to restricted stock awards issued under the 2015 Plan, the Compensation Committee decided to accelerate the vesting of such outstanding restricted stock upon a change in control.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Kenneth Brakebill, Michael Casey and Ron Konezny. No member of the Compensation Committee is or has been an executive officer or employee of our Company or except as set forth above under the heading “Certain Relationships and Related Transactions,” had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2016.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of April 24, 2017, by:

●	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

●	each of our executive officers named in the “Summary Compensation Table” in this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

●	each of our current directors and nominees for election as directors at the Annual Meeting; and

●	all of our current directors and executive officers as a group.

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To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 24, 2017, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of April 24, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 14,072,714 shares of our common stock outstanding as of April 24, 2017. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

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Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding (1)
5% Stockholders:
Lloyd I. Miller, III
3300 South Dixie Highway, Suite 1-365 West Palm Beach, FL 33405	1,960,438	(2)	13.93%
Emancipation Management LLC
825 Third Avenue New York, NY 10022	1,905,949	(3)	13.54%
Cannell Capital LLC
245 Meriwether Circle Alta, WY 83414	1,198,276	(4)	8.51%
Avis Budget Group, Inc.
6 Sylvan Way Parsippany, New Jersey 07054	1,000,000	(5)	7.11%
Sterling Capital Management LLC
4350 Congress Street, Suite 1000 Charlotte, NC 28209	844,068	(6)	6.00%
Executive Officers:
Chris Wolfe	104,217	(7)	*
Ned Mavrommatis	294,843	(8)	2.08%
Michael L. Ehrman	514,525	(9)	3.61%
Kenneth S. Ehrman (10)	499,754	(11)	3.55%
Norman L. Ellis (12)	10,516		*
Directors
Kenneth Brakebill	76,286	(13)	*
Michael Brodsky	159,857	(14)	1.13%
Michael Casey	21,913	(15)	*
Ron Konezny	75,173	(16)	*
All directors and executive officers as a group (nine individuals)	1,757,084	(17)	12.17%

* Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 14,072,714 shares of common stock of the Company outstanding as of April 24, 2017.

(2)	Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on January 30, 2017, Lloyd I. Miller, III beneficially owns an aggregate of 1,960,438 shares of the Company’s common stock, with sole voting and dispositive power over 1,952,538 shares and shared voting and dispositive power over 7,900 shares.

(3)	Based on information contained in Amendment No. 5 to Schedule 13D filed with the SEC on March 29, 2017, Emancipation Management LLC, a New York limited liability company (“Emancipation Management”), and Charles Frumberg, a U.S. citizen who serves as the managing member of Emancipation Management, beneficially own an aggregate of 1,905,949 shares of the Company’s common stock, with shared voting power over 1,496,509 shares and shared dispositive power over 1,905,949 shares. Emancipation Capital Master, Ltd., a Cayman Islands exempted company, beneficially owns an aggregate of 753,910 shares, with shared voting and dispositive power over these shares. Emancipation Capital SPV IV LLC, a Delaware limited liability company, and Emancipation Capital LLC, a New York limited liability company, beneficially own an aggregate of 742,599 shares of the Company’s common stock, with shared voting and dispositive power over these shares. Circle N Advisors, LLC, a Delaware limited liability company, beneficially own an aggregate of 93,656 shares of the Company’s common stock, with shared dispositive power over these shares.

(4)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2017, Cannell Capital LLC, a Wyoming limited liability company (“Cannell Capital”), and J. Carlo Cannell, a U.S. citizen who serves as the managing member of Cannell Capital, beneficially own an aggregate of 1,198,276 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(5)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on March 7, 2017, Avis Budget Group, Inc., a Delaware corporation (“Avis”), beneficially owns 1,000,000 shares of the Company’s common stock, with sole voting and dispositive power over these shares.

(6)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 26, 2017, Sterling Capital Management LLC, a North Carolina limited liability company, beneficially owns 844,068 shares of the Company’s common stock, with sole voting and dispositive power over these shares.

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(7)	This number includes (i) 50,000 restricted shares of common stock, 25% of which shares vest on each of August 4, 2017, August 4, 2018, August 4, 2019 and August 4, 2020, provided that Mr. Wolfe is employed by the Company on each such date; and (ii) 50,000 restricted shares of common stock, 25% of which vest on each of December 7, 2017, December 7, 2018, December 7, 2019 and December 7, 2020, provided that Mr. Wolfe is employed by the Company on each such date.

(8)	This number includes (i) 121,944 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017; (ii) 25,000 restricted shares of common stock, 50% of which shares vest on each of September 8, 2017 and September 8, 2018, provided that Mr. Mavrommatis is employed by the Company on each such date; (iii) 22,500 restricted shares of common stock, 33 1/3% of which shares vest on each of June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Mavrommatis is employed by the Company on each such date; (iv) 11,250 restricted shares of common stock, 33 1/3% of which shares vest on each of March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Mavrommatis is employed by the Company on each such date; (v) 16,667 restricted shares of common stock, 25% of which shares vest on each of February 17, 2018, February 17, 2019, February 17, 2020 and February 17, 2021, provided that Mr. Mavrommatis is employed by the Company on each such date; and (vi) 4,957 restricted shares of common stock, all of which shares vest on February 17, 2018, provided that Mr. Mavrommatis is employed by the Company on such date.

(9)	This number includes (i) 180,667 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017; (ii) 25,000 restricted shares of common stock, 50% of which shares vest on each of September 8, 2017 and September 8, 2018, provided that Mr. Ehrman is employed by the Company on each such date; (iii) 22,500 restricted shares of common stock, 33 1/3% of which shares vest on each of June 11, 2017, June 11, 2018 and June 11, 2019, provided that Mr. Ehrman is employed by the Company on each such date; and (iv) 11,250 restricted shares of common stock, 33 1/3% of which shares vest on each of March 24, 2018, March 24, 2019 and March 24, 2020, provided that Mr. Ehrman is employed by the Company on each such date; (v) 12,500 restricted shares of common stock, 25% of which shares vest on each of February 17, 2018, February 17, 2019, February 17, 2020 and February 17, 2021, provided that Mr. Ehrman is employed by the Company on each such date; and (vi) 4,957 restricted shares of common stock, all of which shares vest on February 17, 2018, provided that Mr. Ehrman is employed by the Company on such date.

(10)	Effective December 7, 2016, Kenneth S. Ehrman resigned from his position as Chief Executive Officer of the Company.

(11)	Based on information provided to the Company by Mr. Ehrman. This number includes 9,122 restricted shares of common stock, 33 1/3% of which shares vest on each of April 28, 2017, May 28, 2017 and June 28, 2017.

(12)	Effective December 7, 2016, the Company eliminated the Chief Operating Officer position.

(13)	This number includes (i) 15,520 restricted shares of our common stock, all of which vest on September 1, 2017, provided that Mr. Brakebill is a director of the Company on such date; (ii) 5,000 restricted shares of our common stock, all of which vest on February 17, 2018, provided that Mr. Brakebill is a director of the Company on such date; and (iii) 22,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017.

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(14)	This number includes (i) 16,913 restricted shares of our common stock, all of which vest on September 1, 2017, provided that Mr. Brodsky is a director of the Company on such date; (ii) 5,000 restricted shares of our common stock, all of which vest on February 17, 2018, provided that Mr. Brodsky is a director of the Company on such date; (iii) 76,000 shares of Common Stock held by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner; and (iii) 22,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017.

(15)	This number includes (i) 16,913 restricted shares of our common stock, all of which vest on September 1, 2017, provided that Mr. Casey is a director of the Company on such date; and (ii) 5,000 restricted shares of our common stock, all of which vest on February 17, 2018, provided that Mr. Casey is a director of the Company on such date.

(16)	This number includes (i) 15,918 restricted shares of our common stock, all of which vest on September 1, 2017, provided that Mr. Konezny is a director of the Company on such date; (ii) 5,000 restricted shares of our common stock, all of which vest on February 17, 2018, provided that Mr. Konezny is a director of the Company on such date; and (ii) 22,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017.

(17)	This number includes an aggregate of 370,111 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of April 24, 2017.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2016, except that Kenneth S. Ehrman filed late with the SEC a Form 4 with respect to a transaction that occurred in 2012.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EisnerAmper LLP, our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2016 and 2015, were $170,000 and $153,500, respectively.

Audit-Related Fees

The aggregate fees billed by EisnerAmper LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements during the fiscal years ended December 31, 2016 and 2015, other than the fees described under the caption “Audit Fees” above, were $0 and $29,500, respectively. The aggregate fees for such services during the fiscal year ended December 31, 2015 were attributable to services provided in connection with potential merger and acquisition activity and a registration statement on Form S-8 filed by the Company with the SEC during such fiscal year.

Tax Fees

There were no fees billed by EisnerAmper LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years ended December 31, 2016 and 2015.

All Other Fees

The aggregate fees billed by EisnerAmper LLP for products or professional services rendered during the fiscal years ended December 31, 2016 and 2015, other than services described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above, were $0.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Audit-Related Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

43

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

●	to provide a total rewards package to our executives that are competitive with our peer companies;

●	to attract and retain key talent;

●	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of I.D. Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

44

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES
ON THE COMPANY’S EXECUTIVE COMPENSATION

As described in Proposal No. 3 above, our stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.”

In accordance with Section 14A of the Exchange Act, this Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

We believe that say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation. We have had annual say-on-pay votes for the past six years.

Your vote is requested. We therefore request that our stockholders select “1 Year” (as opposed to “2 Years” or “3 Years”) when voting on the frequency of future advisory votes on executive compensation. Although this advisory vote, commonly referred to as a “say-on-frequency” vote, is non-binding, the Board will carefully review and consider the voting results when making a determination concerning the frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION EVERY “1 YEAR.”

45

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals to be presented at our annual meeting of stockholders to be held in 2018, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before January 5, 2018. If, however, our 2018 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2018 Annual Meeting of Stockholders. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2018, if we are not provided notice of a stockholder proposal prior to March 21, 2018, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis
Ned Mavrommatis
Corporate Secretary
Dated: April 28, 2017

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

46

2017 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 15, 2017

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available at the following website:
http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503030400000000000 3 061517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, "FOR" PROPOSAL NOS. 2 AND 3 AND FOR "1 YEAR" ON PROPOSAL NO. 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2018 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Brakebill
- ○ Michael Brodsky
- ○ Michael Casey
- ○ Ron Konezny
- ○ Chris Wolfe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "1 YEAR" ON PROPOSAL NO. 4.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the Company's executive compensation.	☐	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1, "FOR" PROPOSAL NOS. 2 AND 3 AND FOR " 1 YEAR" ON PROPOSAL NO. 4, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

I.D. SYSTEMS, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2017, AT 10:00 A.M. (EASTERN TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, "FOR" Proposal Nos. 2 and 3 and for “1 YEAR” on Proposal No. 4, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Chris Wolfe and Ned Mavrommatis, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of I.D. Systems, Inc. which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on Thursday, June 15, 2017, at 10:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

1.1 14475

2017 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 15, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available at the following website:
http://ir.id-systems.com/phoenix.zhtml?c=100495&p=proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20503030400000000000 3 061517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, "FOR" PROPOSAL NOS. 2 AND 3 AND FOR "1 YEAR" ON PROPOSAL NO. 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2018 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Brakebill
- ○ Michael Brodsky
- ○ Michael Casey
- ○ Ron Konezny
- ○ Chris Wolfe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "1 YEAR" ON PROPOSAL NO. 4.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the Company's executive compensation.	☐	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1, "FOR" PROPOSAL NOS. 2 AND 3 AND FOR "1 YEAR" ON PROPOSAL NO. 4, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.